                                                                 Exhibit 2

                                VOTING AGREEMENT

          THIS VOTING AGREEMENT ("Voting Agreement") is made and entered into as of June 20, 2002 by and among Michael Wigley, Gary S. Kohler and each of the persons or entities listed on Annex A and executing a counterpart signature page hereto (each, a "Holder").

                                    Recitals

          Prior to the execution of this Voting Agreement, Sontra Medical, Inc., a Delaware corporation ("SM"), ChoiceTel Communications, Inc., a Minnesota corporation ("CC") and CC Merger Corp., a Delaware corporation and a wholly-owned subsidiary of CC ("CC Sub"), have entered into an Agreement and Plan of Reorganization, dated as of February 27, 2002 (the "Merger Agreement") providing for the merger of CC Sub with and into SM (the "Merger"). As a result of the Merger, which is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, the stockholders of SM will become shareholders of CC. Holder is, or will be at the Effective Time (as defined in the Merger Agreement) pursuant to the terms of the Merger, the holder of record and the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") of the number of shares of the capital stock of CC indicated on the counterpart signature page of this Voting Agreement (the "Shares"). As a condition to CC's obligation to consummate the Merger pursuant to the Merger Agreement, CC has requested that each Holder agree, and in consideration, and to induce the consummation of the Merger, each Holder is willing to agree to vote the Shares and any other shares of capital stock of CC acquired after the Effective Time and prior to the Expiration Date (as defined below) ("New Shares") so as to facilitate the election of Michael Wigley and Gary S. Kohler (together, the "CC Nominees") to the Board of Directors of CC following the Merger, as more fully described below.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    Agreement

          Section 1 Agreement to Vote Shares. Each Holder hereby agrees to appear, or cause the holder of record on any applicable record date to appear in person or by proxy for the purpose of obtaining a quorum at any annual or special meeting of shareholders of CC following the Merger, and at any adjournment thereof, called for the purpose of electing directors of CC. At every meeting of the CC shareholders called for the purpose of electing directors of CC, and at any adjournment thereof, and with respect to every action or approval by written consent of CC shareholders solicited for the purpose of electing directors of CC, each Holder shall vote the Shares and any New Shares, to the extent permitted by law and pursuant to CC's Articles of Incorporation and Bylaws, (i) to cause and maintain the election to the Board of Directors of CC each of the CC Nominees and (ii) against the approval of any other proposal or action which would or could reasonably be expected to impede, frustrate, prevent, prohibit or discourage the election to the Board of Directors of CC each of the CC Nominees. Each Holder of Shares, as the Holder of voting stock of CC, shall be present, in person or by proxy, at all meetings of shareholders of CC so that all Shares and New Shares are counted for the purposes of determining the presence of a quorum at such meetings. The provisions of this Section are intended to bind the Holders only with respect to the specific matters set forth herein, and shall not prohibit any Holder from acting in accordance with any fiduciary duties of such Holder as an officer or director of CC. Each Holder agrees that any New Shares shall be subject to the terms and conditions of this Voting Agreement to the same extent as if such shares constituted Shares.

         Section 2 Representations, Warranties and Covenants of Each Holder. Each Holder hereby represents, warrants and covenants to the CC Nominees as follows:

                 (a) Ownership of Shares. Holder (i) is (or will be upon consummation of the Merger) the holder of record and beneficial owner of the Shares and will be the holder of record and beneficial owner of all New Shares, if any, which following the Effective Time and at all times until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances that would interfere with the voting of the Shares or the granting of any proxy with respect thereto, (ii) does not beneficially own any shares of capital stock of CC other than the Shares (except to the extent that Holder currently disclaims beneficial ownership in accordance with applicable law) and
         (iii) has full power and authority to make, enter into, deliver and carry out the terms of this Voting Agreement.

                 (b) No Voting Trusts and Agreements. Between the date of this Agreement and the Expiration Date, Holder will not, and will not permit any entity under Holder's control to, deposit any Shares or New Shares held by Holder or such entity in a voting trust or subject any Shares or New Shares held by such Holder or such entity to any arrangement or agreement with respect to the voting of such shares of capital stock, other than agreements contemplated by the Merger Agreement.

                 (c) Validity; No Conflict. This Voting Agreement has been authorized by all necessary action (corporate or otherwise) on the part of the Holder, has been duly executed by a duly authorized officer on behalf of Holder, and constitutes the legal, valid and binding obligation of Holder. Neither the execution of this Voting Agreement by Holder nor the consummation of the transactions contemplated herein will violate or result in a breach of (i) any provision of any trust, charter, partnership agreement or other charter document applicable to Holder, (ii) any agreement to which Holder is a party or by which Holder is bound, (iii) any decree, judgment or order to which Holder is subject, or (iv) any law or regulation now in effect applicable to Holder.

         Section 3 Representations, Warranties and Covenants of the CC Nominees. Each of the CC Nominees represents, warrants and covenants to the Holders as follows:

                 (a) Due Authorization. This Voting Agreement has been authorized by all necessary action on the part of the CC Nominee.

                 (b) Validity; No Conflict. This Voting Agreement constitutes the legal, valid and binding obligation of the CC Nominee. Neither the execution of this Voting Agreement by the CC Nominee nor the consummation of the transactions contemplated herein will violate or result in a breach of (i) any agreement to which the CC Nominee is a party or by which the CC Nominee is bound, (ii) any decree, judgment or order to which the CC Nominee is subject, or (iii) any law or regulation now in effect applicable to the CC Nominee.

         Section 4 Termination. Notwithstanding any other provision contained herein, this Voting Agreement and all obligations of the Holders hereunder shall terminate as of (i) immediately following the third meeting of the shareholders of CC called for the purpose of electing directors of CC or
(ii) on the third (3rd) anniversary of the Effective Time, whichever is later (the "Expiration Date").

         Section 5 Confidentiality. Each of the parties to this Voting Agreement agrees (i) to hold any information regarding this Agreement in strict confidence and (ii) not to divulge any such information to any third person, except to the extent required by law or to the extent that any of the same is hereafter publicly disclosed by CC or SM.

         Section 6 Additional Documents. Each CC Nominee and each Holder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of such CC Nominee's or such Holder's legal counsel, as the case may be, to carry out the intent of this Voting Agreement.

         Section 7     Miscellaneous.

                 (a) Severability. If any term, provision, covenant or restriction of this Voting Agreement (i) is held by a court of competent jurisdiction to be invalid, void or unenforceable for any reason, or (ii) would preclude the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, such term, provision, covenant or restriction shall be modified or voided, as may be necessary to achieve the intent of the parties to the extent possible, and the remainder of the terms, provisions, covenants and restrictions of this Voting Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                 (b) Binding Effect and Assignment. This Voting Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Voting Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties hereto without the prior written consent of the other, and any attempted assignment thereof without such consent shall be null and void.

                 (c) Amendments and Modifications. This Voting Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the CC Nominees and a two-thirds majority in interest of the Holders.

                  (d) Specific Performance: Injunctive Relief. The parties hereto acknowledge that each of the CC Nominees will be irreparably harmed by a breach of any of the covenants or agreements of the Holders set forth herein and that there will be no adequate remedy at law for such a breach. Therefore, it is agreed that, in addition to any other remedies which may be available to the CC Nominees upon such breach, the CC Nominees shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

                  (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by commercial overnight courier service, by confirmed telecopy, or sent by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

                  If to Michael Wigley:      PO Box 376
                                             1035 Tonkawa Road
                                             Long Lake, MN 55356-0376
                                             Facsimile: (763) 258-0166

                  If to Gary S. Kohler:      3033 Excelsior Blvd
                                             Minneapolis, MN  55416
                                             Facsimile: (612) 253-6151

                  If to a Holder:            To the address for notice set
                                             forth on the last page hereof.

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                  (f) Governing Law. This Voting Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Each party hereto irrevocably and unconditionally consents and submits to the jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby.

                  (g) Entire Agreement. This Voting Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                  (h) Counterparts. This Voting Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         (i) Effect of Headings. The section headings contained herein are for convenience only and shall not affect the construction or interpretation of this Voting Agreement.

         (j) Holder Capacity. Notwithstanding anything herein to the contrary, no person executing this Agreement who is, or becomes during the term hereof, a director of CC or SM makes any agreement or understanding herein in his or her capacity as such director, and the agreements set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of CC or SM, as the case may be. Each Holder has executed this Agreement solely in his or her capacity as the record or beneficial holder of such Holder's Shares or as the trustee of a trust whose beneficiaries are the beneficial owners of such Holder's Shares. In addition, no Holder makes any representation or warranty as to the fitness or competence of any person to serve on CC's Board of Directors by virtue of such Holder's execution of this Voting Agreement or by the act of such Holder in voting for such person pursuant to this Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.

                              /s/ Michael Wigley
                              --------------------------------------------
                              Michael Wigley

                              /s/ Gary S. Kohler
                              --------------------------------------------
                              Gary S. Kohler

                 COUNTERPART SIGNATURE PAGE TO VOTING AGREEMENT

                            DATED AS OF JUNE 20, 2002

                                  BY AND AMONG

   MICHAEL WIGLEY, GARY S. KOHLER AND EACH HOLDER SET FORTH ON ANNEX A THERETO

The undersigned hereby executes and delivers the Voting Agreement to which this counterpart signature page is attached, effective as of the date of the Voting Agreement, which Voting Agreement and counterpart signature page, together with all counterparts of such Voting Agreement and signature pages of the other Holders named in such Voting Agreement, shall constitute one and the same document in accordance with the terms of the Voting Agreement.

                                 HOLDER

                                 /s/ James R. McNab, Jr.
                                 -----------------------------------------------
                                 James R. McNab, Jr.



                                 Holder's Address for Notice:

                                 Sontra Medical, Inc.
                                 ----------------------------------------------

                                 58 Charles Street
                                 ----------------------------------------------

                                 Cambridge, MA 02141
                                 ----------------------------------------------

                                 Number of Shares owned beneficially:

                                 493,735
                                 -----------------------------------------------


                                 Number of Shares owned of record (if different from above):

                                 368,817
                                 -----------------------------------------------

                 COUNTERPART SIGNATURE PAGE TO VOTING AGREEMENT

                            DATED AS OF JUNE 20, 2002

                                  BY AND AMONG

           MICHAEL WIGLEY, GARY S. KOHLER AND EACH HOLDER SET FORTH ON
                                ANNEX A THERETO

The undersigned hereby executes and delivers the Voting Agreement to which this counterpart signature page is attached, effective as of the date of the Voting Agreement, which Voting Agreement and counterpart signature page, together with all counterparts of such Voting Agreement and signature pages of the other Holders named in such Voting Agreement, shall constitute one and the same document in accordance with the terms of the Voting Agreement.

                                HOLDER

                                /s/ Robert S. Langer
                                ------------------------------------------------
                                Robert S. Langer

                                Holder's Address for Notice:

                                98 Montvale Road
                                ------------------------------------------------

                                Newton, MA 02459
                                ------------------------------------------------



                                Number of Shares owned beneficially:

                                493,735
                                ------------------------------------------------

                                Number of Shares owned of record (if different from above):

                                435,925
                                ------------------------------------------------

                 COUNTERPART SIGNATURE PAGE TO VOTING AGREEMENT

                            DATED AS OF JUNE 20, 2002

                                  BY AND AMONG

           MICHAEL WIGLEY, GARY S. KOHLER AND EACH HOLDER SET FORTH ON
                                ANNEX A THERETO

The undersigned hereby executes and delivers the Voting Agreement to which this counterpart signature page is attached, effective as of the date of the Voting Agreement, which Voting Agreement and counterpart signature page, together with all counterparts of such Voting Agreement and signature pages of the other Holders named in such Voting Agreement, shall constitute one and the same document in accordance with the terms of the Voting Agreement.

                                 HOLDER

                                 /s/ Joseph Kost
                                 -----------------------------------------------
                                 Joseph Kost

                                 Holder's Address for Notice:

                                 931 Massachusetts Avenue #303
                                 -----------------------------------------------

                                 Cambridge, MA 02139
                                 -----------------------------------------------



                                 Number of Shares owned beneficially:

                                 493,735
                                 ------------------------------------

                                 Number of Shares owned of record (if different from above):

                                 493,735
                                 ------------------------------------

                 COUNTERPART SIGNATURE PAGE TO VOTING AGREEMENT

                            DATED AS OF JUNE 20, 2002

                                  BY AND AMONG

           MICHAEL WIGLEY, GARY S. KOHLER AND EACH HOLDER SET FORTH ON
                                 ANNEX A THERETO

The undersigned hereby executes and delivers the Voting Agreement to which this counterpart signature page is attached, effective as of the date of the Voting Agreement, which Voting Agreement and counterpart signature page, together with all counterparts of such Voting Agreement and signature pages of the other Holders named in such Voting Agreement, shall constitute one and the same document in accordance with the terms of the Voting Agreement.

                                         HOLDER

                                         ESSEX WOODLANDS HEALTH VENTURES
                                         FUND IV, L.P.

                                         By: Essex Woodlands Health Ventures
                                         IV, L.L.C., general partner


                                         By:    /s/ Martin P. Sutter
                                            ------------------------------------
                                         Name:  Martin P. Sutter
                                         Title: Director

                                         Holder's Address for Notice:

                                         Waterway Plaza Two
                                         ------------------

                                         10001 Woodloch Forest Drive
                                         ---------------------------

                                         Suite 175
                                         ----------

                                         The Woodlands, Texas  77380
                                         ---------------------------------------

                                         Number of Shares owned beneficially:

                                         1,453,429
                                         ---------------------------------------


                                         Number of Shares owned of record (if
                                         different from above):

                                         1,453,429
                                         ---------------------------------------

                 COUNTERPART SIGNATURE PAGE TO VOTING AGREEMENT

                            DATED AS OF JUNE 20, 2002

                                  BY AND AMONG

           MICHAEL WIGLEY, GARY S. KOHLER AND EACH HOLDER SET FORTH ON
                                ANNEX A THERETO

The undersigned hereby executes and delivers the Voting Agreement to which this counterpart signature page is attached, effective as of the date of the Voting Agreement, which Voting Agreement and counterpart signature page, together with all counterparts of such Voting Agreement and signature pages of the other Holders named in such Voting Agreement, shall constitute one and the same document in accordance with the terms of the Voting Agreement.

                                         HOLDER

                                         VANGUARD VI, L.P.

                                         By:  Vanguard VI Venture Partners,
                                              L.L.C., general partner


                                         By:    /s/ Robert D. Ulrich
                                            ------------------------------------
                                         Name:  Robert D. Ulrich
                                         Title: Member

                                         Holder's Address for Notice:

                                         1330 Post Oak Boulevard
                                         ---------------------------------------

                                         Houston, TX 77056
                                         ---------------------------------------


                                         Number of Shares owned beneficially:

                                         1,303,788
                                         ---------------------------------------


                                         Number of Shares owned of record (if
                                         different from above):

                                         1,303,788
                                         ---------------------------------------

                 COUNTERPART SIGNATURE PAGE TO VOTING AGREEMENT

                            DATED AS OF JUNE 20, 2002

                                  BY AND AMONG

           MICHAEL WIGLEY, GARY S. KOHLER AND EACH HOLDER SET FORTH ON
                                 ANNEX A THERETO

The undersigned hereby executes and delivers the Voting Agreement to which this counterpart signature page is attached, effective as of the date of the Voting Agreement, which Voting Agreement and counterpart signature page, together with all counterparts of such Voting Agreement and signature pages of the other Holders named in such Voting Agreement, shall constitute one and the same document in accordance with the terms of the Voting Agreement.

                                         HOLDER

                                         VANGUARD VI AFFILIATES FUND, L.P.

                                         By: Vanguard VI Venture Partners,
                                             L.L.C., general partner


                                         By:    /s/ Robert D. Ulrich
                                            ------------------------------------
                                         Name:  Robert D. Ulrich
                                         Title: Member


                                         Holder's Address for Notice:

                                         1330 Post Oak Boulevard
                                         ---------------------------------------

                                         Houston, TX 77056
                                         ---------------------------------------



                                         Number of Shares owned beneficially:

                                         53,922
                                         ---------------------------------------


                                         Number of Shares owned of record (if
                                         different from above):

                                         53,922
                                         ---------------------------------------

                 COUNTERPART SIGNATURE PAGE TO VOTING AGREEMENT

                            DATED AS OF JUNE 20, 2002

                                  BY AND AMONG

   MICHAEL WIGLEY, GARY S. KOHLER AND EACH HOLDER SET FORTH ON ANNEX A THERETO

The undersigned hereby executes and delivers the Voting Agreement to which this counterpart signature page is attached, effective as of the date of the Voting Agreement, which Voting Agreement and counterpart signature page, together with all counterparts of such Voting Agreement and signature pages of the other Holders named in such Voting Agreement, shall constitute one and the same document in accordance with the terms of the Voting Agreement.

                                           HOLDER

                                           H&Q HEALTHCARE INVESTORS

                                           By:    /s/ Alan G. Carr
                                              ----------------------------------
                                           Name:  Alan G. Carr
                                           Title: President Emeritus

                                           Holder's Address for Notice:

                                           30 Rowes Wharf
                                           -------------------------------------

                                           Boston, MA 02110
                                           -------------------------------------


                                           Number of Shares owned beneficially:

                                           685,621
                                           -------------------------------------

                                           Number of Shares owned of record
                                           (if different from above):

                                           685,621
                                           -------------------------------------

                 COUNTERPART SIGNATURE PAGE TO VOTING AGREEMENT

                            DATED AS OF JUNE 20, 2002

                                  BY AND AMONG

   MICHAEL WIGLEY, GARY S. KOHLER AND EACH HOLDER SET FORTH ON ANNEX A THERETO

The undersigned hereby executes and delivers the Voting Agreement to which this counterpart signature page is attached, effective as of the date of the Voting Agreement, which Voting Agreement and counterpart signature page, together with all counterparts of such Voting Agreement and signature pages of the other Holders named in such Voting Agreement, shall constitute one and the same document in accordance with the terms of the Voting Agreement.

                                           HOLDER

                                           H&Q LIFE SCIENCES INVESTORS

                                           By:   /s/ Alan G. Carr
                                              ----------------------------------
                                           Name:  Alan G. Carr
                                           Title: President Emeritus

                                           Holder's Address for Notice:

                                           30 Rowes Wharf
                                           -------------------------------------

                                           Boston, MA 02110
                                           -------------------------------------

                                           Number of Shares owned beneficially:

                                           457,081
                                           -------------------------------------

                                           Number of Shares owned of record (if
                                           different from above):

                                           457,081
                                           -------------------------------------

                                     ANNEX A

James R. McNab, Jr.

Robert S. Langer

Joseph Kost

Essex Woodlands Health Ventures Fund IV, L.P.

Vanguard VI, L.P.

Vanguard VI Affiliates Fund, L.P.

H&Q Healthcare Investors

H&Q Life Sciences Investors